UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2010

HUDSON VALLEY HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	001-34453	13-3148745
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 Scarsdale Road, Yonkers, New York		10707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 961-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02: Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers: Compensatory Arrangement of Certain Officers.

On May 27, 2010, the shareholders of Hudson Valley Holding Corp. (the “Company”), upon recommendation of the Board of Directors, approved the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan (the “2010 Plan”).

The 2010 Plan includes an authorization to issue up to 1,100,000 shares of the Company’s common stock, par value $0.20 per share, pursuant to awards under the 2010 Plan of which not more than an aggregate of 1,100,000 shares may be issued or transferred pursuant to options and/or awards to any one eligible employee, director, or individuals who are consultants or advisors to the Company and its subsidiaries. Subject to those limitations, the number of shares that may be issued or transferred pursuant to options or awards for incentive stock options, non-qualified stock options and stock appreciation rights is limited to 1,100,000 shares and the number of shares that may be issued or transferred pursuant to awards of restricted stock is limited to 1,100,000 shares. The use of the Company’s 2002 Stock Option Plan for the grant of new awards has been discontinued.

The 2010 Plan provides for various types of equity awards to any directors, officers, other key employees and individuals who are consultants or advisors to the Company and its subsidiaries as determined by the committee appointed by the Board of Directors to administer the Plan. The types of awards that may be granted under the 2010 Plan include restricted stock, restricted stock units, incentive stock options, non-qualified stock options, stock appreciation rights, performance awards and other awards.

The 2010 Plan will expire on April 15, 2020. As of the date hereof, there have been no awards, and therefore no amounts are payable, under the 2010 Plan to the principal executive officer, the principal financial officer or any named executive officer (or member of the Board of Directors, consultant or advisor) of the Company.

Attached hereto as Exhibit 10.1 is the Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan. The description of the 2010 Plan contained herein is qualified in its entirety by reference to the full text of the 2010 Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 27, 2010, Hudson Valley Holding Corp. (the “Company”) held its Annual Meeting of Shareholders.

The following proposals were submitted by the Board of Directors to a vote of security holders and the final result of the voting on each proposal is noted below.

Proposal 1: Election of Directors:

Directors	Votes For	Votes Withhold	Broker Non Votes
William E. Griffin	9,571,181	1,052,093	2,687,964

James J. Landy	9,793,063	830,211	2,687,964

Stephen R. Brown	9,561,139	1,062,135	2,687,964

Mary-Jane Foster	9,737,615	885,659	2,687,964

Gregory F. Holcombe	10,140,876	482,398	2,687,964

Adam W. Ifshin	10,017,491	605,783	2,687,964

Michael P. Maloney	9,052,590	1,570,684	2,687,964

Angelo R. Martinelli	9,507,779	1,115,495	2,687,964

William J. Mulrow	9,874,473	748,801	2,687,964

John A. Pratt Jr.	9,404,057	1,219,217	2,687,964

Cecile D. Singer	10,065,027	558,247	2,687,964

Craig S. Thompson	9,961,969	661,305	2,687,964

Proposal 2: Approval of 2010 Omnibus Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,342,499	1,250,426	30,348	2,687,965

Proposal 3: The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,770,108	531,126	10,004	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON VALLEY HOLDING CORP.

June 1, 2010	By:	James J. Landy

Name: James J. Landy
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Hudson Valley Holding Corp. 2010 Omnibus Incentive Plan